UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: July 21, 2006
Date of earliest event reported: July 17, 2006

THE PEP BOYS — MANNY, MOE & JACK
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3111 W. Allegheny Ave.
Philadelphia, PA		19132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2006, the Company issued a press release announcing the resignation of CEO and Director Lawrence Stevenson and naming non-executive Chairman William Leonard as interim CEO.  The Board of Directors (the “Board”) accepted Mr. Stevenson’s resignation as a “termination without Cause” under the terms of his Non-Competition Agreement, dated February 10, 2006.  Under the terms of the Non-Competition Agreement, in exchange for a general release of any claims against the Company and a covenant not to solicit any of the Company’s employees for a period of one year, Mr. Stevenson will receive a cash payment equal to $1,000,000 (representing one year of base salary). In connection with obtaining Mr. Stevenson's release, the Company agreed to purchase, for cancellation, all of his outstanding options, at their current in the money value (the number of previously vested options multiplied, by the amount by which the current underlying share price exceeded the exercise price - without any premium or vesting acceleration), for an aggregate purchase price of $1,691,307.

On July 18, 2006, the Company entered into a letter agreement with Mr. Leonard, which provides that he will receive a monthly salary of $83,333 during his term as interim CEO. Mr. Leonard shall not be entitled to receive or participate in any of the Company’s welfare, retirement or other benefits plans or receive any other perquisites.  While Mr. Leonard serves as interim CEO, he will not be entitled to receive his customary cash consideration on account of his service on the Board, but shall receive his customary equity grants under the Company’s 1999 Stock Incentive Plan.

A copy of Mr. Leonard’s letter agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2006, the Company announced the resignation of CEO and Director Lawrence N. Stevenson, effective immediately.  The Company also announced that non-executive Chairman William Leonard has been named interim CEO, effective immediately.

Mr. Leonard, age 58, has served on the Board since 2002 and as its Chairman since February 2006.  From 1992 through his retirement in 2004, he served as an officer, and ultimately President & Chief Executive Officer of ARAMARK Corporation.  Mr. Leonard will serve as the Company’s CEO until the Company and the Board complete their search for a permanent successor.

The Board has appointed a special search committee to identify a permanent Chief Executive Officer from among internal and external candidates.

Mr. Leonard was not selected pursuant to any arrangement or understanding between him and any other person.  There are no family relationships between Mr. Leonard and any of the Company’s other directors or executive officers.  There have been no related party transactions between the Company and Mr. Leonard reportable under Item 404(a) of Regulation S-K.

In a related action, the Board appointed current director Peter A. Bassi as Chairman of the Company’s Human Resources Committee, to replace Mr. Leonard due to his appointment as interim CEO.

A copy of the Company’s press release announcing Mr. Stevenson’s resignation and the appointment of Mr. Leonard is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter agreement dated July 17, 2006, between the Company and William Leonard.
99.1	Press release dated July 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/THE PEP BOYS — MANNY, MOE & JACK

Date: July 21, 2006